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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 1996.
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                             METAL MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                 (0-14836)                  (94-2835068)
(State or other jurisdiction      (Commission                (IRS Employer
      of incorporation)           File Number)             Identification No.)

             101 West Grand Ave., Suite 305, Chicago, Illinois 60610
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (312) 645-0700

                   1250 Ninth St., Berkeley, California 94710
          (Former name or former address, if changed since last report)
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ITEM 5.           ACQUISITION OR DISPOSITION OF ASSETS

         On July 16, 1996 (the "Closing Date"), Metal Management, Inc. (the "Registrant") sold substantially all of the assets held by it (the "Assets") relating to its Spectra*Star Division (the "Division"), which designs, manufactures, markets and sells color printers, spare parts and related supplies and provides services related thereto, to Mannesmann Tally Corporation, a New York corporation, pursuant to an Asset Purchase and Sale Agreement between the Registrant and the Buyer dated as of July 16, 1996 (a "Asset Purchase Agreement").

         The Assets include the inventory, test equipment and office furniture, trade names, trademarks, licenses, copyrights, technologies, designs and know-how, goodwill, all rights under the Division's contracts, all customer lists, all financial and business records and similar documents related to the Division's business. The Division's accounts receivables and certain other assets enumerated in the Asset Purchase Agreement were excluded from the Assets. The Buyer assumed all liabilities relating to certain enumerated agreements. Other than the liabilities specifically assumed by the Buyer, all of the Assets were transferred free and clear of any liabilities.

         The purchase price paid for the Assets was estimated as follows. The Buyer paid the Registrant $1,250,000 in cash for the inventory of the Division, which amount is subject to adjustment if such inventory is valued at less than $1,250,000. In addition, up to $75,000 was paid for certain test equipment and office furniture of the Division. Finally, the Buyer will pay the Registrant royalties (a) in respect to the Division's printers and supplies sold by the Buyer after the Closing Date ranging from $100 to $200 for each color printer sold and (b) based on all revenue received by the Buyer for all the Division's supplies ranging from 7% to 15% of revenue. The Buyer guaranteed that such royalties will not be less than $2,000,000 over the three year period following the Closing Date, contingent upon certain competitors of the Division not entering the color printer business during such three year period. The Buyer is obligated to assist in the collection of accounts receivables of the Division for a fee of 3% of the receivables collected.

         In the Asset Purchase Agreement, the Registrant has agreed not to compete with the Buyer in the color printer business for a period of 10 years. In addition, each party indemnifies the other for breach of representations or failures to perform agreements required to be performed under the Asset Purchase Agreement. In addition, the Registrant indemnifies the Buyer for obligations arising from the Division's business incurred before the Closing Date. The Buyer indemnifies the Registrant for obligations arising from the Division's business following the Closing Date and for damages resulting to the Registrant for liabilities assumed by the Buyer.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired.

                  Inapplicable.

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         (b)      Pro Forma Financial Information.

                  The following unaudited Pro Forma financial statements giving effect to the sale of the Assets pursuant to the Asset Purchase Agreement as of October 31, 1995, the last audited fiscal year end of the Registrant, and as of March 31, 1996, which unaudited Pro Forma financial statements should be read in conjunction with the pro forma information appearing in the Registrant's Joint Proxy Statement dated March 8, 1996 and the pro forma information included in Amendment No. 1 to Current Report on Form 8-K/A filed by the Registrant on June 20, 1996, are attached to this Form 8-K as Exhibit 99.1:

                  1. Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended October 31, 1996.

                  2. Unaudited Pro Forma Combined Condensed Balance Sheet as of October 31, 1995.

                  3.    Notes to Unaudited Pro Forma Financial Information.

                  4. Unaudited Pro Forma Combined Condensed Statement of Operations for the five months ended March 31, 1996.

                  5. Unaudited Pro Forma Combined Condensed Balance Sheet as of March 31, 1996.

                  6.    Notes to Unaudited Pro Forma Financial Information.

         (c)      Exhibits

                  2.1 Form of Asset Purchase and Sale Agreement by and between Metal Management, Inc. and Mannesmann Tally Corporation dated July 16, 1996.

                  99.1 Unaudited pro forma combined condensed financial statements giving effect to the sale of the Assets pursuant to the Asset Purchase Agreement for the year ended October 31, 1995 and the five months ended March 31, 1996.

                  99.2  Press Release dated July 11, 1996.

                  99.3 Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended October 31, 1995, unaudited Pro Forma Combined Condensed Balance Sheet as of October 31, 1995 and Notes to Unaudited Pro Forma Financial Information (incorporated by reference from pages 41-45 to Joint Proxy Statement of the Registrant and EMCO, dated March 8, 1996, furnished to the stockholders of the Registrant and shareholders of EMCO filed with the Commission).

                  99.4 Unaudited Pro Forma Combined Condensed Statement of Operations for the five months ended March 31, 1996, unaudited Pro Forma Combined Condensed Balance Sheet as of March 31, 1996 and Notes to Unaudited Pro Forma Financial Information (incorporated by reference from Exhibit 99.4 to Amendment No. 1 to Current Report on Form 8-K filed by the Registrant on June 20, 1996).


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       METAL MANAGEMENT, INC.

                                       /s/ Gerard M. Jacobs
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                                       Gerard M. Jacobs
                                       President and Chief Executive Officer

                                       Date:  July 29, 1996

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